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                                                               EXHIBIT 23a (CEC)






                          CENTERIOR ENERGY CORPORATION

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------




As independent public accountants, we hereby consent to the incorporation of our report on the consolidated financial statements and schedule of Centerior Energy Corporation and subsidiaries dated February 14, 1997, included in this Form 10-K, into Centerior Energy Corporation's previously filed Registration Statements, File Nos. 33-9736, 33-47231, 33-49957, 33-58935, 33-59635 and
333-10169.




                                            ARTHUR ANDERSEN LLP




















Cleveland, Ohio
March 26, 1997